UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2020

PIXELWORKS, INC.

(Exact name of registrant as specified in its charter)

Oregon	000-30269	91-1761992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

226 Airport Parkway, Suite 595 San Jose, CA	95110
(Address of principal executive offices)	(Zip Code)

(408) 200-9200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PXLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On December 10, 2020, Pixelworks, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with the several underwriters named in the Underwriting Agreement (collectively, the “Underwriters”) for whom Roth Capital Partners, LLC and Craig-Hallum Capital Group LLC are acting as representatives, relating to the public offering (the “Offering”) by the Company of 4,900,000 shares of its common stock, par value $0.001 per share (“Common Stock”), at a price to the public of $2.45 per share. Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 735,000 shares of Common Stock. The net proceeds to the Company from the Offering will be approximately $11 million, after deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company. The Offering is expected to close on December 14, 2020, subject to the satisfaction of customary closing conditions.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-249934), including the related prospectus, that was filed with the Securities and Exchange Commission on November 6, 2020 and declared effective on November 16, 2020, as supplemented by a prospectus supplement dated December 9, 2020. The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing is only a brief description of the terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein. A copy of the legal opinion relating to the legality of the issuance and sale of Common Stock in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

On December 10, 2020, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)             Exhibits.

1.1	Underwriting Agreement dated as of December 10, 2020 by and among the Company and Roth Capital Partners, LLC and Craig-Hallum Capital Group LLC, as representatives of the several Underwriters.

5.1	Opinion of Tonkon Torp LLP.

23.1	Consent of Tonkon Torp LLP (included in Exhibit 5.1).

99.1	Press Release dated December 10, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIXELWORKS, INC.

Date: December 10, 2020	By:	/s/ Elias N. Nader
	Name:	Elias N. Nader
	Title:	Vice President and Chief Financial Officer